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                                                                    EXHIBIT 16.1

                                January 13, 1998



Securities and Exchange Commission
Washington, DC  20549

We were previously the independent accountants for Virtual Gaming Technologies, Inc., and on February 24, 1998 and July 16, 1998 we reported on the consolidated financial statements of Virtual Gaming Technologies, Inc. (A Development Stage Company) and Subsidiaries as of and for the two years ended December 31, 1997 and 1996.

We have read the second paragraph of Virtual Gaming Technologies, Inc.'s statements included under Item 4 of its Form 8-K dated January 13, 1999, and we agree with such statements.


                                                /s/ McGLADREY & PULLEN, LLP
                                               ----------------------------
                                               McGLADREY & PULLEN, LLP